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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                                  April 8, 2002




(214) 698-3100                                                      C88814-00065

Sabre Holdings Corporation
3150 Sabre Drive
Southlake, Texas  76092

(682) 605-1000

         Re:      Sabre Holdings Corporation Public Offering

Ladies and Gentlemen:

         As special counsel for Sabre Holdings Corporation, a Delaware corporation (the "COMPANY"), we are familiar with the Company's Registration Statement on Form S-3 (File No. 333-32106) (as amended, the "INITIAL REGISTRATION STATEMENT") and the Company's Registration Statement on Form S-3 (File No. 333-84946) (the "RULE 462(b) REGISTRATION STATEMENT" and, together with the Initial Registration Statement, the "REGISTRATION Statement"), each filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "ACT"), on the date dates indicated thereon, with respect to the offering and issuance from time to time by the Company of up to $820,000,000 aggregate offering price of the following: (i) shares of Class A Common Stock, par value $.01 per share ("COMMON STOCK"), (ii) shares of Preferred Stock, par value $.01 per share, (iii) Warrants to purchase Class A Common Stock, (iv) Stock Purchase Contracts and Stock Purchase Units,
(v) Debt Securities (vi) and Warrants to Purchase Debt Securities, of which $420,000,000 aggregate offering price remain available for issuance. The foregoing securities are herein collectively referred to as the "SECURITIES." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

         In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

         For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

                  (1)      The Registration Statement;


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April 8, 2002
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                  (2)      The Underwriting Agreement, dated as of April 4, 2002
                           (the "UNDERWRITING AGREEMENT"), between the Company and the underwriters named therein, relating to the offering of 8,200,000 shares of Common Stock;

                  (3) The Prospectus Supplement, dated as of April 4, 2002 (including the Prospectus dated as of April 17, 2000 and the documents incorporated by reference therein, the "PROSPECTUS"); related to the offering of 8,200,000 shares of Common Stock;

                  (4) The Second Restated Certificate of Incorporation of the Company, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit
                           3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

                  (5) The Amended and Restated Bylaws of the Company, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

                  (6) The Specimen of Common Stock Certificate, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

                  (7) Such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

         On the basis of the foregoing examination, and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that:

                  When the Common Stock shall have been issued and sold within the limits and as described in the Registration Statement and the Prospectus, and in accordance with the terms and conditions of the Underwriting Agreement, and in a manner contemplated in the Registration Statement and the Prospectus, the Common Stock will be validly issued, fully paid and nonassessable.

         The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any shares of Common Stock:


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April 8, 2002
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                  (a) the effectiveness of the Registration Statement under the
         Act shall not have been terminated or rescinded; and

                  (b) all shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the Prospectus and there will not have occurred any change in law affecting any of the opinions rendered herein.

         This opinion is limited to the present corporate laws of the State of Delaware, the present laws of the State of Texas and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the corporate laws of such state and have made such inquiries as we consider necessary to render the opinions contained herein with respect to such laws. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

         This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                                Very truly yours,


                                                GIBSON, DUNN & CRUTCHER LLP

MBM/RWB